Exhibit 10.13

May 21, 2001

Accenture Ltd
1661 Page Mill Road
Palo Alto, CA 94304

Ladies and Gentlemen:

(1)      Reference is made to the Voting Agreement, dated as of April 18, 2001 (as amended, supplemented, waived or otherwise modified in accordance with its terms, the "Voting Agreement"; terms defined therein used herein as so defined), among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda, and the covered persons from time to time party thereto.

(2)      Stichting Naritaweg I, with seat in Amsterdam, the Netherlands, Naritaweg 155, a legal entity established under the law of the Netherlands (the "Foundation"), hereby agrees that it will not Transfer any Common Shares without the consent of the Partners Representatives, which consent may be conditioned upon the requirement that any transferee become a party to the Voting Agreement and/or any other agreement that the Partners Representatives may require in their sole discretion.

(3)      The Foundation understands and agrees that all Common Shares beneficially owned by the Foundation shall, at the sole discretion of the Partners Representatives, be registered in the name of a nominee for the Foundation and/or shall be held in the custody of a custodian until otherwise determined by the Partners Representatives and, by its signature hereto, the Foundation appoints the Partners Representatives, and each member thereof individually, with full power of substitution and resubstitution, its true and lawful attorney-in-fact to assign, endorse and register for transfer into such nominee's name or deliver to such custodian any such Common Shares which are not so registered or so held, as the case may be, and to enter into any custody agreement with respect to such Common Shares, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this paragraph 3 of this letter agreement as the Foundation might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by the Foundation that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Common Shares of the Foundation, and held of record by another person. The form of the custody agreement and the identity of the custodian and/or nominee shall be as determined by the Partners Representatives from time to time.

(4)      (a) By its signature hereto, the Foundation hereby (i) gives the Partners Representatives, and each member thereof individually, with full power of substitution and resubstitution, an irrevocable proxy to vote or otherwise act with respect to all of the Foundation's Common Shares, as fully, to the same extent and with the same effect as the Foundation might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Bermuda company, (ii) directs that such proxy shall be voted in connection with such matters as are the subject of a Preliminary Vote as provided in the Voting Agreement in accordance with such Preliminary Vote, (iii) authorizes the holder of such proxy to vote on such other matters as may come before a meeting are related, directly or indirectly, to the matter which was the subject of the Preliminary Vote as the aforementioned persons see fit in their discretion but in a manner consistent with the Preliminary Vote, and (iv) authorizes the holder of such proxy to vote on such other matters as may come before a meeting of shareholders of Accenture Ltd or any adjournment thereof (including matters related to adjournment thereof) as the aforementioned persons see fit in their discretion but not to cast any vote under this clause (iv) which is inconsistent with the Preliminary Vote or which would achieve an outcome that would frustrate the intent of the Preliminary Vote. The Foundation hereby affirms that this proxy is given as a term of this letter agreement and as such is coupled with an interest and is irrevocable. It is further understood and agreed by the Foundation that this proxy may be exercised by the aforementioned persons with respect to all Common Shares of the Foundation.

          (b) By its signature hereto, the Foundation appoints the Partners Representatives, and each member thereof individually, with full power of substitution and resubstitution, its true and lawful attorney-in-fact to direct, in accordance with the provisions of this letter agreement, the voting of any Common Shares held of record by any other person but beneficially owned by the Foundation, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of Section 4.2 of the Voting Agreement and paragraph 4(a) of this letter agreement as the Foundation might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by the Foundation that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Common Shares of the Foundation, and held of record by another person.

(5)      The Foundation hereby agrees that it shall comply with, and be bound by Section 2.3, Section 2.5, Section 5.1 and Section 5.4 of the Voting Agreement as if it were an Employee Covered Person party thereto.

(6)      The Foundation agrees to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this letter agreement.

(7)      This letter agreement may not be amended except by an instrument signed in writing by each of Accenture Ltd, the Foundation and the Partners Representatives or waived except by the party granting the waiver; provided that no consent shall be required from the Partners Representatives if such body shall not exist at the time in question.

(8)      This agreement shall be governed by and construed in accordance with the laws of Bermuda.

Very truly yours,

STICHTING NARITAWEG I

By _________________________________
Name: Title:
Acknowledged and agreed:

ACCENTURE LTD

By _________________________________
Name: Title: